Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of Village Farms International, Inc. (the “Company”). The unaudited pro forma condensed consolidated financial information has been prepared to illustrate the effect of the transaction (the "Transaction") by the Company associated with the Framework Agreement Regarding Partnership and Membership Interests, Contributions, and Exchanges, dated as of May 12, 2025 (the "Framework Agreement"), by and among the Company, Village Farms Canada Limited Partnership (“VFCLP”) and Village Farms, L.P. (“VFLP,” and together with the Company and VFCLP, the “VF Sellers”); Vanguard Food GP LLC, Vanguard Food LP and certain of its subsidiaries (collectively, “Vanguard”); Kennedy Lewis Capital Partners Master Fund II LP (“KL”) and Sweat Equities SPV LLC (“Sweat,” and together with “KL,” the “Initial Investors”). For a detailed description of the Transaction, please see Note 1 of the accompanying unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 has been prepared by including the unaudited historical condensed consolidated balance sheet of the Company as of March 31, 2025, adjusted to reflect the pro forma effect as if the Transaction had been consummated on that date. The interim unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2025 and the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2024 and 2023 have been prepared by including the Company’s historical condensed consolidated statements of operations, adjusted to reflect the pro forma effect as if the Transaction had been consummated on January 1, 2023.

The historical consolidated financial statements referred to above for the Company were included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 (unaudited) and Annual Reports on Form 10-K for the years ended December 31, 2024 and 2023, each previously filed with the Securities and Exchange Commission (the “SEC”). The accompanying unaudited pro forma condensed consolidated financial information and the historical consolidated financial information presented herein should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company.

The unaudited pro forma condensed consolidated balance sheet and statements of operations include pro forma adjustments which reflect transactions and events that (a) are directly attributable to the Transaction, (b) are factually supportable, and (c) with respect to the statements of operations, have a continuing impact on consolidated results of operations. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information was prepared for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have occurred if the Transaction had been completed on the dates indicated, nor is it indicative of the future financial position or results of operations of the Company. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial information. The accounting for the Transaction is dependent upon final balances related to the assets and liabilities at the closing date that have yet to progress to a stage where there is sufficient information for a definitive measurement. Due to the fact that the unaudited pro forma condensed consolidated financial information has been prepared based upon preliminary estimates and account balances other than those on the actual Transaction closing date, the final amounts recorded for the Transaction may differ materially from the pro forma condensed consolidated financial information presented.

The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the Transaction, including potential restructuring and related general and administrative cost savings. The pro forma adjustments are subject to change and are based upon currently available information.

VILLAGE FARMS INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2025

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$15,125	$26,000	A	$41,125
Restricted cash	—	5,000	A	5,000
Trade receivables, net	34,954	—		34,954
Inventories, net	51,459	(6,391)	B	45,068
Other receivables	38	—		38
Prepaid expenses and deposits	3,298	(1,295)	B	2,003
Total current assets	104,874	23,314		128,188
Non-current assets
Property, plant and equipment, net	189,813	(15,463)	B	174,350
Investments	2,656	3,530	A	6,186
Goodwill	42,368	—		42,368
Intangibles, net	24,474	—		24,474
Deferred tax asset	918	—		918
Right-of-use assets	9,213	(5,053)	B	4,160
Other assets	2,788	—		2,788
Total assets	$377,104	$6,328		$383,432
LIABILITIES
Current liabilities
Line of credit	$5,000	$(5,000)	A	$—
Trade payables	15,305	—		15,305
Current maturities of long-term debt	4,819	—		4,819
Accrued sales taxes	8,392	—		8,392
Accrued loyalty program	763	—		763
Accrued liabilities	15,034	4,000	A	19,034
Lease liabilities - current	2,552	(1,476)	B	1,076
Income tax payable	1,673	—		1,673
Other current liabilities	1,023	—		1,023
Total current liabilities	54,561	(2,476)		52,085
Non-current liabilities
Long-term debt	34,384	(3,000)	A	31,384
Deferred tax liability	19,213	—		19,213
Lease liabilities - non-current	7,932	(4,006)	B	3,926
Other liabilities	3,061	—		3,061
Total liabilities	119,151	(9,482)		109,669
Commitments and contingencies (note 11)
MEZZANINE EQUITY
Redeemable non-controlling interests	9,616	—		9,616
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 112,337,049 shares issued and outstanding at March 31, 2025.	387,349	—		387,349
Additional paid in capital	30,749	—		30,749
Accumulated other comprehensive loss	(18,042)	—		(18,042)
Retained earnings	(151,719)	15,810	C	(135,909)
Total shareholders' equity	248,337	15,810		264,147
Total liabilities, mezzanine equity and shareholders’ equity	$377,104	$6,328		$383,432

See notes to unaudited pro forma condensed consolidated financial information.

VILLAGE FARMS INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Transaction Accounting Adjustments		Pro Forma
Sales	$77,074	$(37,370)	D	$39,704
Cost of sales	(65,734)	40,171	D	(25,563)
Gross profit	11,340	2,801		14,141
Selling, general and administrative expenses	(16,779)	2,477	D	(14,302)
Interest expense	(706)	158	A	(548)
Interest income	75	—		75
Foreign exchange (loss) gain	(84)	—		(84)
Other income (expense)	22	25	D	47
Loss before taxes and loss from equity method investments	(6,132)	5,461		(671)
Recovery of (Provision for) income taxes	(983)	—		(983)
Loss from equity method investments	—	(2,010)	E	(2,010)
Loss including non-controlling interests	(7,115)	3,451		(3,664)
Less: net (income) loss attributable to non-controlling interests, net of tax	412	—		412
Net loss attributable to Village Farms International, Inc. shareholders	$(6,703)	$3,451		$(3,252)
Basic loss per share attributable to Village Farms International, Inc. shareholders	$(0.06)			$(0.03)
Diluted loss per share attributable to Village Farms International, Inc. shareholders	$(0.06)			$(0.03)
Weighted average number of common shares used in the computation of loss per share (in thousands):
Basic	112,337			112,337
Diluted	112,337			112,337

See notes to unaudited pro forma condensed consolidated financial information.

VILLAGE FARMS INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Transaction Accounting Adjustments		Pro Forma
Sales	$336,181	$(143,466)	D	$192,715
Cost of sales	(288,781)	138,382	D	(150,399)
Gross profit	47,400	(5,084)		42,316
Selling, general and administrative expenses	(71,048)	10,026	D	(61,022)
Interest expense	(3,365)	558	A	(2,807)
Interest income	914	—		914
Foreign exchange (loss) gain	(2,843)	—		(2,843)
Other income (expense)	4,015	100	D	4,115
Goodwill and intangible asset impairments	(11,939)	—		(11,939)
Other impairments	(439)	—		(439)
Loss before taxes and loss from equity method investments	(37,305)	5,600		(31,705)
Recovery of (Provision for) income taxes	1,662	—		1,662
Loss from equity method investments	—	(1,911)	E	(1,911)
Loss including non-controlling interests	(35,643)	3,689		(31,954)
Less: net (income) loss attributable to non-controlling interests, net of tax	(207)	—		(207)
Net loss attributable to Village Farms International, Inc. shareholders	$(35,850)	$3,689		$(32,161)
Basic loss per share attributable to Village Farms International, Inc. shareholders	$(0.32)			$(0.29)
Diluted loss per share attributable to Village Farms International, Inc. shareholders	$(0.32)			$(0.29)

See notes to unaudited pro forma condensed consolidated financial information.

VILLAGE FARMS INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Historical	Transaction Accounting Adjustments		Pro Forma
Sales	$285,603	$(125,276)	D	$160,327
Cost of sales	(236,177)	120,638	D	(115,539)
Gross profit	49,426	(4,638)		44,788
Selling, general and administrative expenses	(65,501)	8,988	D	(56,513)
Interest expense	(4,509)	533	A	(3,976)
Interest income	1,018	—		1,018
Foreign exchange (loss) gain	602	—		602
Other income (expense)	5,616	100	D	5,716
Goodwill and intangible asset impairments	(14,020)	—		(14,020)
Loss before taxes and loss from equity method investments	(27,368)	4,983		(22,385)
Recovery of (Provision for) income taxes	(7,451)	—		(7,451)
Loss from equity method investments	—	(1,686)	E	(1,686)
Loss including non-controlling interests	(34,819)	3,297		(31,522)
Less: net (income) loss attributable to non-controlling interests, net of tax	21	—		21
Net loss attributable to Village Farms International, Inc. shareholders	$(34,798)	$3,297		$(31,501)
Basic loss per share attributable to Village Farms International, Inc. shareholders	$(0.32)			$(0.29)
Diluted loss per share attributable to Village Farms International, Inc. shareholders	$(0.32)			$(0.29)
Weighted average number of common shares used in the computation of loss per share (in thousands):
Basic	108,728			108,728
Diluted	108,728			108,728

See notes to unaudited pro forma condensed consolidated financial information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(In thousands, except per share amounts)

1 Description of Transaction

On May 30, 2025, the VF Sellers completed the Transaction pursuant to the terms set forth in the Framework Agreement. Under the terms of the Transaction, the Company privatized its Texas-based, 40-acre Marfa II and 40-acre Fort Davis greenhouse assets, most of its produce-related intellectual property, with the exception of the Village Farms name, and transferred both of its produce distribution facilities, produce employees, as well as operational control of these facilities to Vanguard, and received $40,000 in cash and received 37.9% equity ownership interest in Vanguard.

2 Basis of Presentation

The unaudited pro forma condensed consolidated financial information is prepared pursuant to Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated balance sheet and statements of operations are based upon the historical consolidated financial statements of the Company, which were included in its Annual Reports on Form 10-K for the fiscal years ended December 31, 2024 and 2023, and its Quarterly Report on Form 10-Q for the three months ended March 31, 2025, each previously filed with the SEC. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 has been prepared by including the unaudited historical condensed consolidated balance sheet of the Company as of March 31, 2025, adjusted to reflect the pro forma effect as if the Transaction had been consummated on that date. The interim unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2025 and the unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2024 and 2023 have been prepared by including the Company’s historical condensed consolidated statements of operations, adjusted to reflect the pro forma effect as if the Transaction had been consummated on January 1, 2023.

3 Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet and/or the unaudited pro forma condensed consolidated statements of operations:

A

Reflects cash proceeds of the $40,000 sale price (after purchase price adjustments of ($1,000) relating to estimated net working capital and giving effect to $5,000 placed in escrow for one year to secure the VF Sellers’ indemnification obligations under the Framework Agreement and the Transition Services Agreement, dated May 30, 2025, by and among the VF Sellers and Vanguard) and the estimated fair value of the 37.9% equity received in Vanguard of $3,530 which is represented as an equity method investment. This is partially offset by a $3,000 accrual for estimated transaction costs, a $1,000 accrual for expected capital expenditures, a $5,000 repayment of the Company’s revolving credit facility with a Canadian chartered bank, which was made at closing of the Transaction, and a $3,000 repayment on a term loan with a Canadian creditor. The effect of the payment on the revolving credit facility and the term loan is a decrease in interest expense of $558 and $533 for the years ended December 31, 2024 and 2023, respectively, and $158 the three months ended March 31, 2025.

B	Reflects the elimination of assets and liabilities included in the Transaction.

C	Reflects the effect on retained earnings related to the estimated gain on sale attributable to the Transaction.

D	Reflects the elimination of the historical revenues and expenses attributable the assets and liabilities transferred in the Transaction.

E	Reflects the Company's share of net loss attributed to Vanguard.